Exhibit 99.1

BitMine Immersion Technologies Announces $250 Million Private Placement to Initiate Ethereum Treasury Strategy; Expected to Become One of the Largest Publicly Traded ETH Holders

Thomas (Tom) Lee, the Founder of Fundstrat and CIO of Fundstrat Capital, will become Chairman of the Board of Directors effective today.

The transaction was led by MOZAYYX with participation from a high quality group of investors including Founders Fund, Pantera, FalconX, Republic Digital, Kraken, Galaxy Digital, DCG, Diametric Capital, Occam Crest Management, and Thomas Lee.

Upon the closing of the Private Placement, BitMine will advance its treasury strategy on Ethereum.

BitMine Immersion continues to enhance its asset-light and mining business by increasing its existing treasury holdings by over 16x.

LAS VEGAS, June 30, 2025 – (NYSE AMERICAN: BMNR) (“BitMine” or the “Company”) today announced the pricing and signing of a private placement for the purchase and sale of 55,555,556 shares of common stock (or common stock equivalents in lieu thereof) at a price of $4.50 per share for expected aggregate gross proceeds of approximately $250 million before deducting placement agent fees and other offering expenses (funded in a combination of cash and cryptocurrencies) to implement an Ethereum treasury strategy.

The transaction was led by MOZAYYX with participation from a high quality group of investors including Founders Fund, Pantera, FalconX, Republic Digital, Kraken, Galaxy Digital, DCG, Diametric Capital, Occam Crest Management, and Thomas Lee.

The closing of the offering is expected to occur on or about July 3, 2025, subject to the satisfaction of customary closing conditions, including without limitation, the authorization of the Supplemental Listing Application by the NYSE American. The Company intends to use the net proceeds of the offering to acquire the native cryptocurrency of Ethereum blockchain commonly referred to as “ETH” and contribute the ETH to the Company’s treasury operations. ETH will serve as the Company’s primary treasury reserve asset.

Thomas Lee, newly appointed Chairman of the Board of Directors, said, “This transaction includes the highest quality investors across trad-fi and crypto venture capital, properly reflecting the rapid and continued convergence of traditional financial services and crypto.”

Proceeds from the private placement enable the Company to adopt Ethereum (ETH) as its primary treasury reserve asset, while continuing its focus on the core business operations. ETH is the native layer of the Ethereum blockchain. A differentiating feature of Ethereum is the enabling of smart contracts and the majority of stablecoin payments, tokenized assets, and decentralized financial applications are transacted on Ethereum. By having a direct ETH treasury position, the Company has access to native protocol-level activities, such as staking and decentralized finance mechanisms, on the Ethereum network.

Thomas Lee, Chairman of BitMine, states, “Stablecoins have proven to be the ‘chatGPT’ of crypto, leading to rapid adoption by consumers, merchants and financial services providers.  Treasury Secretary, Scott Bessent, recently stated the stablecoin market could reasonably  reach $2 trillion (Bloomberg) compared to the current $250 billion (per defillama.com). Ethereum is the blockchain where the majority of stablecoin payments are transacted (according to Block.co) and thus, ETH should benefit from this growth. One of the key performance metrics (KPI) for BitMine going forward is to increase the value of ETH held per share. This can be achieved by a combination of reinvestment of the Company’s cash flows, capital markets activities, and by the change in value of ETH.”

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Jonathan Bates, CEO of BitMine, said, “The private placement will accelerate BitMine’s treasury holdings shortly after its first treasury purchase on June 9, 2025. FalconX, Kraken, and Galaxy Digital plan to partner with the Company to grow a world class Ethereum treasury strategy alongside existing custody partners, BitGo and Fidelity Digital.”

ThinkEquity, LLC acted as the placement agent in connection with the private placement.

Cantor Fitzgerald & Co. acted as advisor to the lead investor, MOZAYYX.

Winston & Strawn LLP acted as counsel to the lead investor, MOZAYYX.

FitzGerald Kreditor Bolduc Risbrough LLP acted as counsel to the Company.

Greenberg Traurig, LLP acted as counsel to the placement agent.

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock to be issued or issuable in connection with the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

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About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding the potential benefits of the uses of proceeds of the Company’s recent offering and future business plans. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine's Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine's filings with the SEC are available on the SEC's website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Marcy Simon, Agent of Change

Marcy@agentofchange.com

Mobile: +1 (917) 833-3392

Jonathan Bates, CEO

info@bitminetech.io

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